November 8, 2007

Koninklijke Philips Electronics N.V.
Rembrandt Tower
Amstelplein 1
1096 HA Amsterdam,
The Netherlands

Re: Amendment to the Governance Agreement by and between Koninklijke Philips Electronics N.V. (“Purchaser”) and MedQuist Inc. (the “Company”) dated May 22, 2000 (the “Governance Agreement”)

Ladies and Gentleman:

This letter constitutes an amendment to the Governance Agreement. The Governance Agreement shall be amended as follows:

•	A new Section 3.01(g) is hereby added to the Governance Agreement to read as follows:

If the number of directors constituting the whole Board of Directors shall be fixed at seven directors and Purchaser and its Subsidiaries shall beneficially own, in the aggregate, at least a majority of the outstanding Voting Stock, the Board of Directors shall consist of four Purchaser Directors and three Independent Directors.

•	A new sentence is added to the end of Section 3.4(a) to read as follows:

Notwithstanding anything in this Agreement to the contrary, in the event that at any time there shall be no Independent Directors on the Board of Directors, whether by reason of death, resignation, retirement, disqualification, removal from office or other causes, such vacancies shall be filled by an affirmative vote of the remaining directors as provided in the by-laws.

Except as amended hereby, all of the terms and provisions of the Governance Agreement shall remain in full force and effect.

Please indicate your agreement with the above amendment by signing where indicated below and returning one copy of this letter amendment to MedQuist Inc., 1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, New Jersey 08054, USA, Attention: General Counsel. All capitalized terms not defined herein shall have the same meanings as given to them in the Governance Agreement. Pursuant to the terms of the Governance Agreement, this letter amendment has been approved by the Supervisory Committee and will be effective as of the date it is executed by Purchaser as indicated below.

Sincerely, MedQuist Inc. By: /s/ Howard S. Hoffmann

Howard S. Hoffmann, CEO & President
Agreed by:
Koninklijke Philips Electronics N.V.
By: /s/ Stephen H. Rusckowski

Stephen H. Rusckowski
Member, Royal Philips Board of
Management (Medical Systems)
Date: November 8, 2007